INVESTMENT COMPANY BLANKET BOND - SUMMARY PREMIUM ALLOCATION
7/1/2021 - 7/1/2022

Premium for $38M bond coverage limit( 40,018* + 21,450)	61,468.00
Allocation: 13% VP Distributors	7990.84
12% Virtus Fund Services	7376.16
26% Investment Advisors	15981.68	[SEE DISTRIBUTION BELOW]
1% Virtus Partners	614.68
48% Mutual Funds	29504.64	[SEE DISTRIBUTION BELOW]

FUND	Gross Assets as of 6-30-2021	% of (48%) Total	Total Allocated Premium

Virtus Alternative Solutions Trust	185,270,876.96	0.00209620311727106	61.8477183419606
Virtus Asset Trust	12,785,599,447.61	0.144659613307955	4268.12981319042
Virtus Equity Trust	18,334,228,550.67	0.207438252958516	6120.39097576995
Virtus Investment Trust	15,804,112,872.36	0.178811862999371	5275.77964552575
Virtus Opportunities Trust	21,029,250,433.99	0.237930434814755	7020.05182425281
Virtus Strategy Trust	5,719,257,457.94	0.0647091734466069	1909.2208672397
Virtus Variable Insurance Trust	1,135,895,573.83	0.0128518193567515	379.188303465984
DNP Select Income Fund, Inc. (DNP)	$4,379,289,588.00	0.0495484268030979	1461.90849539175
DTF Tax Free Income, Inc. (DTF)	$178,154,533.00	0.00201568694205079	59.4721175779095
Duff & Phelps Global Utility and Infrastructure Fund, Inc. (DPG)	741,559,888.98	0.00839020236979106	247.549900447832
Virtus Global Multi-Sector Income Fund (VGI)	193,551,076.25	0.00218988745583589	64.611841024954
Virtus Total Return Fund Inc. (ZTR)	611,152,658.09	0.00691474088123059	204.016940393991
ETFis Series Trust I	1,187,874,496.18	0.0134399224674524	396.540074030095
Virtus ETF Series Trust II	148,162,970.23	0.00167635456341754	49.4602379059917
Virtus AllianzGI Artificial Intelligence & Technology Opportunities Fund (AIO)	1,049,903,995.48	0.0118788881678132	350.482318991588
Virtus AllianzGI Convertible & Income Fund (NCV)	941,209,728.00	0.0106490928213473	314.197650020436
Virtus AllianzGI Convertible & Income Fund II (NCZ)	716,936,401.35	0.0081116057960876	239.330008835478
Virtus AllianzGI Convertible & Income 2024 Target Term Fund (CBH)	268,585,140.37	0.00303884246533703	89.6599529564816
Virtus AllianzGI Diversified Income & Convertible Fund (ACV)	485,200,727.75	0.00548968782736062	161.971263058657
Virtus AllianzGI Equity & Convertible Income Fund (NIE)	917,553,665.31	0.0103814419462243	306.300707304249
Virtus Dividend, Interest & Premium Strategy Fund (NFJ)	1,571,278,847.63	0.0177778594917279	524.529344274015
Total	88384028929.98	1	29504.64

INVESTMENT ADVISOR	Gross Assets by Adviser as of 6-30-2021	% of (26%) Total	Allocated Premium

Virtus Investment Advisers
Virtus Alternative Investment Advisers
Virtus ETF Advisers
Virtus Fund Advisers
Ceredex
Duff & Phelps Investment Management
Kayne Anderson Rudnick Investment Management
Newfleet Asset Management
NFJ Investment Group
Seix
Silvant
Sustainable Growth Advisers
Total

* Great American premium reflects a pro-rata extension for the period 9/1/2021 to 7/1/2022.